UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2010

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2010, Dr Mohan Misra, Chairman of the Board and Chief Strategy Officer of Ascent Solar Technologies, Inc. (the Company), informed the Company’s Board of his decision to resign from each of these positions, as well as his role as a Director of the Company, effective December 31, 2010.

Dr. Misra is retiring from the Company due to his commitments to family and for other personal reasons. Dr. Misra, who is 65 years old, has no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Replacing Dr. Misra as Chairman of the Board, effective January 1, 2011, will be Dr. Amit Kumar, currently a Director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated September 1, 2010, entitled “Ascent Solar Chairman to Retire at End of Year.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 1, 2010	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary